                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                               _______________


                                  FORM 8-K/A

                                CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934


                        Date of Report:  June 28, 1994
                                         -------------
                      (Date of earliest event reported)


                                  RPM, INC.
           -------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

            Ohio                  0-5132                     34-6550857
- - ----------------------------    ------------            -------------------
(State or other jurisdiction    (Commission               (I.R.S. Employer
     of incorporation)          File Number)            Identification No.)



   P.O. Box 777, 2628 Pearl Road, Medina, Ohio                  44258
- - ---------------------------------------------------------------------------
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (216) 273-5090
                                                  ----------------

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 28, 1994 as set forth in the pages attached hereto:

"Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include certain financial statements and pro forma financial information required in connection with the acquisition of Rust-Oleum Corporation by the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     Rust-Oleum Corporation and Subsidiaries Consolidated Financial Statements as of October 31, 1993 and 1992

           Independent Auditors' Report

           Consolidated Balance Sheets

           Consolidated Statements of Income

           Consolidated Statements of Shareholders' Investment

           Consolidated Statements of Cash Flows

           Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information.

     RPM, Inc. and Subsidiaries and Rust-Oleum Corporation -- Pro Forma Condensed Combined Financial Statements (Unaudited)

           Pro Forma Condensed Combined Balance Sheet of RPM, Inc. and Subsidiaries and Rust-Oleum Corporation as of May 31, 1994 (Unaudited)

           Pro Forma Condensed Combined Statement of Income of RPM, Inc. and Subsidiaries and Rust-Oleum Corporation for the Fiscal Year ended May 31, 1994 (Unaudited)



(c)  Exhibits.
     --------
Exhibit No.
- - -----------
    2.1*                  Agreement and Plan of Merger, dated
                          May 3, 1994 (without Exhibits and
                          Schedules), by and among the
                          Company, Subsidiary, Rust-Oleum and
                          the Principal Stockholders...............


    2.1.1*                First Amendment to Agreement and
                          Plan of Merger, dated as of June 24,
                          1994 (without Exhibits and
                          Schedules), by and among the
                          Company, Subsidiary, Rust-Oleum and
                          the Principal Stockholders.........................

    23.1                  Consent of KPMG Peat Marwick.........

    99.1*                 Credit Agreement, dated as of June
                          23, 1994, by and among the Company,
                          National City Bank and The First
                          National Bank of Chicago, as
                          Co-Agents, and The Chase Manhattan
                          Bank (National Association), as
                          Administrative Agent..................


___________________

*  Previously filed.

KPMG Peat Marwick







                            RUST-OLEUM CORPORATION
                               AND SUBSIDIARIES

                      Consolidated Financial Statements

                          October 31, 1993 and 1992

                 (With Independent Auditors' Report Thereon)

                              TABLE OF CONTENTS
                              -----------------



  *      Independent Auditors' Report                         1

  *      Consolidated Balance Sheets                          2

  *      Consolidated Statements of Income                    3

  *      Consolidated Statements of Shareholders' Investment  4

  *      Consolidated Statements of Cash Flows                5

  *      Notes to Consolidated Financial Statements      6 - 17

KPMG Peat Marwick

   CERTIFIED PUBLIC ACCOUNTANTS

   Peat Marwick Plaza
   303 East Wacker Drive
   Chicago, IL 60601-9973

                                        Independent Auditors' Report
                                        ----------------------------

The Board of Directors
Rust-Oleum Corporation:

We have audited the accompanying consolidated balance sheets of Rust-Oleum Corporation and subsidiaries as of October 31, 1993 and 1992, and the related consolidated statements of income, shareholders' investment, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rust-Oleum Corporation and subsidiaries as of October 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


As discussed in Note 11 to the financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions in 1993.

                                KPMG Peat Marwick LLP

December 10, 1993
                                1


RUST-OLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Thousands except Share Data)
- - -------------------------------------------------------------------------------------
                                                                    October 31,
                                                              -----------------------
                                                                  1993        1992
                                                              -----------  ----------
ASSETS
  Current Assets:
  --------------
    Cash and cash equivalents                                     $13,899     $13,311
    Accounts receivable, less allowance of $924 and $792
      for doubtful accounts in 1993 and 1992, respectively         24,880      21,582
    Inventories                                                     8,667       6,978
    Prepaid expenses                                                5,780       7,443
    Refundable income taxes                                           ---       1,290
                                                              -----------  ----------
  Total Current Assets                                             53,226      50,604

  Plant, Property and Equipment:
  -----------------------------
    Land                                                              737         737
    Buildings and improvements                                     22,493      22,462
    Machinery and equipment                                        29,739      28,213
                                                              -----------  ----------
                                                                   52,969      51,412
    Less - Accumulated depreciation                                28,176      25,720
                                                              -----------  ----------
  Net Plant, Property and Equipment                                24,793      25,692
                                                              -----------  ----------
  Other Assets                                                      3,514       6,600
                                                              -----------  ----------
  TOTAL ASSETS                                                    $81,533     $82,896
                                                              ===========  ==========
LIABILITIES AND SHAREHOLDERS' INVESTMENT
  Current Liabilities:
  --------------------
    Current maturities of long-term debt                          $   ---     $ 1,724
    Income tax payable                                                134         ---
    Accounts payable                                                5,566       5,174
    Accrued expenses                                               18,029      17,328
                                                              -----------  ----------
  Total Current Liabilities                                        23,729      24,226
                                                              -----------  ----------
  Long-term debt                                                   20,000      16,490
                                                              -----------  ----------
  Other long-term liabilities                                      13,454      11,193
                                                              -----------  ----------
  TOTAL LIABILITIES                                                57,183      51,909
                                                              -----------  ----------
  Shareholders' Investment:
  -------------------------
    Common stock - stated value - $.10 per share
      Class A - authorized 10,000,000 shares; issued
        6,383,382 shares (6,414,284 in 1992)                          638         641
      Class B - authorized 1,000,000 shares; issued
        324,525 shares (216,977 in 1992)                               33          22
    Retained earnings                                              24,010      30,712
    Cumulative translation adjustment                                (331)       (388)
                                                              -----------  ----------
  TOTAL SHAREHOLDERS' INVESTMENT                                   24,350      30,987
                                                              -----------  ----------
  TOTAL LIABILITIES AND SHAREHOLDERS'
    INVESTMENT                                                    $81,533     $82,896
                                                              ===========  ==========

See accompanying notes to consolidated financial statements.

                                        2


RUST-OLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)
- - -------------------------------------------------------------------------------------
                                                                    October 31,
                                                              -----------------------
                                                                  1993        1992
                                                              -----------  ----------
Net Sales                                                        $132,552    $128,074

Cost of Goods Sold                                                 71,942      71,276
                                                              -----------  ----------
Gross Profit                                                       60,610      56,798

  Percent to Net Sales                                              45.7%       44.3%

Expenses:
  Sales and marketing                                              27,207      26,844
  Administration                                                   15,535      14,079
  Interest Expense, Net                                             1,451       1,624
  Research and development                                          1,681       1,439
  Other expenses                                                    1,882       1,105
                                                              -----------  ----------
Total Expenses                                                     47,756      45,091
                                                              -----------  ----------
Income from continuing operations before taxes                     12,854      11,707

Provision for taxes                                                 4,820       4,558
                                                              -----------  ----------
Income before extraordinary item and cumulative effect of
    accounting change                                               8,034       7,149

Extraordinary item (net of income tax credit of $487)                 811         ---

Cumulative effect of accounting change (net of income tax
    credit of $2,617)                                               4,362         ---
                                                              -----------  ----------
Net Income                                                         $2,861      $7,149
                                                              ===========  ==========

See accompanying notes to consolidated financial statements.

                                        3


RUST-OLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
(Dollars in Thousands except Share Data)
- - -----------------------------------------------------------------------------------------------------
                                Common Stock
                          ---------------------------                     Cumulative
                             Shares                         Retained     Translation
                          Outstanding        Amount         Earnings      Adjustment         Total
                          -----------     -----------     -----------     -----------     -----------
Balance, October 31, 1991   6,566,070            $657         $38,643          ($211)         $39,089

Net Income                                                      7,149                           7,149

Class B Common
  Stock Issuance               39,607               4             614                             618

Class A Common
  Stock Issuance               33,484               3             297                             300

Class A Common
  Stock Retired                (7,900)             (1)           (112)                           (113)

Cash Dividends Paid
  ($2.40 per share)                                           (15,879)                        (15,879)

Foreign Currency
  Translation Adjustment                                                         (177)           (177)
                          -----------     -----------     -----------     -----------     -----------
Balance, October 31, 1992   6,631,261             663          30,712           ($388)        $30,987

Net Income                                                      2,861                           2,861

Class B Common Stock
  Issued , Net                107,548              11           1,669                           1,680

Class A Common
  Stock Retired               (30,902)             (3)           (461)                           (464)

Cash Dividends Paid
  ($1.60 per share)                                           (10,771)                        (10,771)

Foreign Currency
  Translation Adjustment                                                           57              57
                          -----------     -----------     -----------     -----------     -----------
Balance, October 31, 1993   6,707,907            $671         $24,010          ($331)         $24,350
                          ===========     ===========     ===========     ===========     ===========

See accompanying notes to consolidated financial statements.


RUST-OLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in  Thousands)
- - --------------------------------------------------------------------------------
                                                             October 31,
                                                        ----------------------
                                                           1993        1992
                                                        ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                             $2,861        $7,149

   Adjustments to Reconcile Net Income to Net
   ------------------------------------------
   Cash Provided by Operating Activities:
   --------------------------------------
        Depreciation and amortization                      2,526         2,789
        Other                                              1,274         1,293
        Net gain on sale of assets                          (612)           --
        Cumulative effect of accounting change,
          net of tax                                       4,362            --

   Changes, Net of the Effect of Acquisition:
   ------------------------------------------
        Accounts receivable                               (3,107)        1,733
        Inventory                                         (1,565)       (1,186)
        Prepaid expenses and taxes                         1,662           298
        Other assets                                         226           766
        Trade payable and accrued expenses                 1,237          (312)
        Income tax payable                                 1,424          (987)
        Defferred tax and pension liability               (2,101)          637
                                                        --------     ---------
           Net cash provided by operating activities       8,187        12,180
                                                        --------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Disbursement for acquisition                        (424)           --
        Capital additions                                 (1,587)       (1,248)
        Cash provided by sale of asset                     3,397            --
                                                        --------     ---------
           Net cash provided by (used)
             in investing expenses                         1,386        (1,248)
                                                        --------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Increase (decrease) in current portion of
          long-term debt                                  (1,724)        1,459
        Increase in long-term debt                         3,510         6,290
        Dividends paid                                   (10,771)      (15,879)
                                                        --------     ---------
           Net cash used in financing activities          (8,985)       (8,130)
                                                        --------     ---------
NET INCREASE IN CASH AND CASH EQIVALENTS                     588         2,802

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          13,311        10,509
                                                        --------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $13,899       $13,311
                                                        ========     =========
Supplemental disclosures of cash flow information:
- - --------------------------------------------------
   Cash paid during year for:
        Interest (net of amount capitalized)               3,175         1,973
        Income taxes                                       3,944         4,600


See accompanying notes to consolidated financial statements


NOTES TO CONSOLIDATED      Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

           Principles of Consolidation
           ---------------------------

             The accompanying financial statements include the accounts of Rust-Oleum Corporation and its subsidiaries (the Company). All intercompany accounts and transactions have been eliminated.


           Reclassifications
           -----------------

              Certain amounts in the 1992 financial statements have been reclassified to conform to the 1993 financial statement presentation. These reclassifications have no effect on previously reported shareholders' investment or net income during the period involved.


           Inventories
           -----------

             Inventories are stated at the lower of cost or market. The last-in, first-out (LIFO) method is used to determine the cost of all domestic inventories.


           Property, Plant and Equipment
           -----------------------------

              Property, plant and equipment are stated at cost and are depreciated over estimated useful lives using the straight-line method for financial reporting purposes.


           Employee Retirement Plans
           -------------------------

             The Company has a noncontributory employee retirement plan to provide retirement, death, and disability benefits to substantially all full-time employees. Costs are provided for and funded in accordance with actuarial estimates as described in Footnote 10.

             The Company also offers a supplemental savings plan. This program enables employees to defer up to 8% of compensation per year to be invested in the plan, and for the Company to make a matching contribution on a percentage basis that varies with the Company's profitability. The provision for matching contributions was $646,000 in 1993 and $630,000 in 1992.

             The Company also sponsors a defined benefit healthcare plan as described in Footnote II.

NOTES TO CONSOLIDATED     Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


           Income Taxes
           ------------

              Income taxes are provided based upon income recognized for financial statement purposes, with appropriate recognition being given to timing differences in the reporting of items for tax purposes. Deferred income taxes arise primarily from the use of accelerated depreciation methods for tax purposes, and currently non-deductible accruals. The Company does not provide for income taxes on undistributed earnings of its foreign subsidiaries, amounting to $252,347 in 1993 and $2,292,000 in 1992, which are considered to be permanently reinvested.


          Foreign Currency Translation
          ----------------------------

              In computing the foreign currency translation, the local currency is used as the functional currency with resulting adjustments accumulated as a separate component of shareholders' investment.
Gains and losses resulting from foreign currency transactions are included in other expenses, and amount to $108,000 of expense in 1993 and $64,000 of expense in 1992.


          Cash Equivalents
          ----------------

             Cash equivalents are comprised of highly liquid investments with original maturities of three months or less.


        (2) INVENTORIES:
            -----------
                                         1993            1992
                                     -----------     -----------
     At current cost -
       Finished goods                $ 9,522,000     $ 8,520,000
       Raw materials                   3,516,000       3,299,000
     Less - Adjustment to reduce
       inventories to LIFO cost       (4,371,000)     (4,841,000)
                                     -----------     -----------
                 TOTAL               $ 8,667,000     $ 6,978,000
                                     ===========     ===========


        (3) OTHER ASSETS
            ------------

             Included in other assets in 1992 is approximately $3,100,000 of property held for sale. This vacant piece of property located in Evanston, Illinois was sold during 1993 at a price in excess of book value.

NOTES TO CONSOLIDATED    Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------



        (4) NOTES PAYABLE:
            --------------

              The average outstanding balance of short-term borrowings during 1993 and 1992, respectively, were $2,283,000 and $1,625,000 at a weighted average interest rate of 3.6% and 4.7%. Maximum short-term borrowings were $7,600,000 and $5,500,000 during 1993 and 1992, respectively.

             The Company has available committed lines of credit totaling $17,000,000 with various banks. These lines are supported by average cash balances on deposit with the respective banks. There are no requirements for compensating balances that would restrict the availability of these funds.



        (5) LONG-TERM DEBT:
            ---------------

             Long-term debt at October 31, 1993 and 1992 consists of the following:

                                                  1993           1992
                                                 ------         ------
5 1/4% Maryland Industrial Revenue Bond
with a final  payment of $295,000 on
March 1, 1993                                  $               $ 295,000

         Less Current Maturities                                (295,000)


10.16% Senior Notes due in annual
installments from 1992 to 1998                                10,000,000

        Less bond issuance costs                                 (81,000)

        Less Current Maturities                               (1,429,000)


6.75% Senior notes due in annual
installments from  1997 to 2003                 12,000,000



Marshall & Ilsley Bank "Evergreen" revolver
loan agreement due February 28, 1995             8,000,000     8,000,000
                                             ----------------------------

        Long-term portion of debt              $20,000,000    $1,649,000
                                             ============================


NOTES TO CONSOLIDATED  Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


             On August 2, 1993, Rust-Oleum Corporation issued and sold $12,000,000 aggregate principal amount 6.75% Senior Notes due August 2, 2003 in a private placement. Interest is payable semi-annually on the second day of each February and August in each year (commencing February 2, 1994) and at maturity. The Senior Notes are unsecured, and at Rust-Oleum's option, the remaining Notes may be prepaid, in whole or in part, on any date prior to maturity. Such optional prepayments will include accrued interest to the date of prepayment and a premium paid to the holders of the Notes.


             In July, 1993, the Company retired Massachusetts Mutual debt in the amount of $8,571,000 at a rate of 10.16%. The Company recognized a loss on the early extinguishment of debt, net of tax credits, of $811,000 reported as an extraordinary item on the Consolidated Statement of Income.


             On October 25, 1991 the Company entered into an $8,000,000 unsecured "Evergreen" revolving loan agreement with Marshall and Ilsley Bank. Interest payments are determined by the method of borrowing. The interest rate was 4.12% at October 31, 1993.


             Maintenance of specified net worth levels, debt to equity ratios and interest coverage ratios are required on the debt.
Furthermore, certain loan agreement clauses contain limitations restricting additional long-term debt.


             Long-term debt maturities for the four years succeeding October 31, 1993 are $8,000,000 in 1995, and $1,714,286 in 1997.


(6) COMMON STOCK:
    -------------
             The Class B common stock is of equal rank with Class A common stock which is the senior security; however, holders of Class B common stock have no voting power or preemptive rights to purchase any additional stock of the Company. The shares of Class B common stock are automatically converted into an equal number of Class A common stock upon the filing of a Registration Statement with the Securities and Exchange Commission, or two-thirds approval of the shareholders of outstanding Class A common stock. In conjunction therewith, 1,000,000 shares of Class A common stock have been reserved for conversions of the Class B common stock. The Class B common stock may be issued only to employees of the Company and may not be sold, transferred, assigned, or otherwise disposed of except by tender to the Company.

NOTES TO CONSOLIDATED  Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------

(7) INCENTIVE STOCK OPTION AND STOCK AWARD PLANS:
    ---------------------------------------------
        Effective June 23, 1982, the Company adopted an incentive stock option plan which is available to officers and key employees. Options are granted, at the discretion of the Board of Directors, at an option price that will be no less than the fair market value of the corporate common stock on the date of the grant. The price of the options can be subsequently changed from time to time at the discretion of the Board of Directors. Changes to option prices and appreciation of stock value have resulted in expense recorded by the Company of $247,000 and $586,000 in 1993 and 1992 respectively. The plan expires in June, 1995.


                                   1993          1992
                                   ----          ----
Outstanding and exercisable
 at beginning of year               161,941       159,965
Granted                              47,757        48,634
Exercised                                         (33,484)
Canceled                                          (13,174)
                                -----------   -----------
Outstanding and exercisable
 at end of year                     209,698       161,941
                                ===========   ===========

Exercise price of options
 outstanding                    $0.38-15.03   $1.58-14.29

Aggregate value of options
 outstanding                    $ 2,128,010   $ 1,572,000
                                ===========   ===========



        On September 19, 1984, the Board of Directors established a long-term incentive program, effective November 1, 1984, for its officers and key employees. Under the plan, the Company awards plan participants shares of Class B common stock or cash upon attainment of long-term Company shareholder value objectives. At October 31, 1993, $3,725,000 has been accrued for awarding and issuance of additional Class B shares or cash in future periods.

NOTES TO CONSOLIDATED  Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------

(8)  INCOME TAXES:
     -------------
        Income tax expense is comprised as follows:

                                               1993              1992
                                               ----              ----
        Current:
             Federal                       $ 3,735,000       $ 3,158,000
             State                             374,000           465,000
             Foreign                           134,000          (140,000)
                                           -----------       -----------
                                           $ 4,243,000       $ 3,483,000
                                           -----------       -----------

        Deferred:
             Federal                       $(2,172,000)      $ 1,106,000
                                           -----------       -----------
             State                            (355,000)          (31,000)
                                           -----------       -----------
                                           $ 2,527,000       $ 1,075,000
                                           -----------       -----------
        Total                              $ 1,716,000       $ 4,558,000
                                           ===========       ===========


        Deferred taxes included in the balance sheet at October 31 are classified as follows:

                                           -
                                              1993               1992
                                              ----               ----
        Current - included in prepaid
        expenses and deferred taxes        $ 5,184,000       $ 6,806,000

        Non-current - included in
        other long-term liabilities         (2,228,000)       (6,377,000)
                                           -----------       -----------
        Net                                $ 2,956,000       $   429,000
                                           ===========       ===========


                                      11

NOTES TO CONSOLIDATED    Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


A reconciliation of the provision for income taxes with the applicable
Federal income tax rate is presented below:

                                       1993                  1992
                                      ------                ------
                                      AMOUNT  %            AMOUNT   %
   Provision computed at 34%     $1,556,000   34.0     $3,980,000   34.0

   Increases (reductions) from:

     State income taxes               6,000     .1        148,000    1.3
     Foreign income taxes            36,000     .8       (163,000)  (1.4)
     Other, principally excess
        provision                   118,000    2.6        594,000    5.1
                                 ----------   ----     ----------   ----
                                 $1,716,000   37.5     $4,558,000   38.9
                                 ==========   ====     ==========   ====



Deferred income tax provisions, resulting from timing differences between accounting for financial statement and income tax purposes, were as follows:

                                          1993            1992
                                         ------          ------
Accrued expenses not deducted for      $ (136,000)     $ (512,000)
   tax purposes

Post-retirement healthcare benefits    (2,240,000)          --

Depreciation                               88,000         696,000

Write-down of assets held for sale       (463,000)          --

Other, principally excess provision       224,000         891,000
                                      -----------      ----------
                                      $(2,527,000)     $1,075,000
                                      ===========      ==========


The Company has elected not to adopt SFAS No. 109, "Accounting for Income Taxes" until the year ended October 31, 1994. The Company has not estimated the impact of adoption of this statement.

NOTES TO CONSOLIDATED  Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------



(9) LEASES:
    -------
        The Company leases various equipment and office and warehouse facilities under noncancelable operating leases. Minimum commitments for rental expenditures under these leases consist of the following:

 Year ending October 31,
         1994           $1,047,000
         1995              544,000
         1996              192,000
         1997               84,000
         1998               78,000
                        ----------
         Total:         $1,945,000
                        ==========


        Total rent expense for operating leases, including short-term rentals, was $1,740,000 and $1,912,000 in 1993 and 1992, respectively.



(10) PENSION PLAN:
     ------------
        To provide a uniform retirement income for its employees, the Company has a defined benefit retirement plan in which substantially all employees participate. The Retirement Plan is a non-contributory plan fully paid for by the Company, with accrued benefits vesting after five years of service. This plan provides benefits that are based on years of service and average compensation. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes using a different actuarial cost method and different assumptions from these used for financial reporting.

        Effective November 1, 1987, the Company adopted the Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions." The Statement provided for the computation of a transition gain as of November 1, 1987 which is the amount by which the plan's net assets plus unfunded accrued pension cost exceeded the actuarial present value of the projected benefit obligation. The transition gain of $3.6 million is being amortized over 15 years as a reduction of pension expense.

NOTES TO CONSOLIDATED        Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------

             Effective January 27, 1993, the Company established a non-qualified Supplemental Retirement Plan that made up the benefits lost under the qualified pension plan due to the Section 402(a)(17) compensation limit and the Section 415 benefit limit.

        Accumulated plan benefits and projected benefit obligations, as estimated by consulting actuaries, and plan assets and funded status at October 31 are as follows:

                                          1993             1993             1992
                                        Qualified      Non-Qualified
                                      -------------    -------------    ---------------
Actuarial present value of benefit
obligations:
  Accumulated benefit obligation,
   including vested benefits of
   $18,005,000 and $15,633,000 in
   1993 and 1992, respectively.        $(18,584,000)    $  ( 986,000)      $(16,787,000)
                                        ===========      ===========        ===========
  Projected benefit obligation
   for service rendered to date        $(22,360,000)    $ (2,241,000)      $(20,724,000)
  Plan assets at fair value              19,714,000                0         18,549,000
                                        -----------      -----------        -----------
  Plan assets (less than) projected
   benefit obligation                    (2,646,000)      (2,241,000)        (2,175,000)

  Unrecognized net actuarial loss         2,809,000           41,000          1,412,000

  Unrecognized prior service cost           216,000        1,950,000          1,273,000

  Transition asset, net of
   accumulated amortization              (2,146,000)               0         (2,384,000)
                                        -----------      -----------        -----------
Accrued pension cost                   $ (1,767,000)    $   (250,000)      $ (1,874,000)
                                        ===========      ===========        ===========


Net pension expense included the following components:


                                          1993             1993             1992
                                        Qualified      Non-Qualified
                                      -------------    -------------    ---------------
  Service cost for benefits
   earned during the period            $    844,000    $      65,000       $    855,000

  Interest cost on projected
   benefit obligation                     1,544,000           86,000          1,544,000

  Actual return on assets                (1,949,000)               0         (1,273,000)

  Net amortization and deferral        $    302,000    $      99,000          ( 284,000)
                                        -----------      -----------        -----------
  Net period pension cost              $    741,000    $     250,000       $    842,000
                                        ===========      ===========        ===========


                                                                14

NOTES TO CONSOLIDATED     Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


             The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.75% and 5.0% respectively. The expected long-term rate of return on assets was B.5%. As of the most recent valuation report, there is no unfunded prior service cost for the qualified plan. The company contribution in 1993 was $655,000. The plan's assets consist primarily of stocks, bonds and fixed income securities.



        (11) POST RETIREMENT BENEFIT PLANS:
             -----------------------------


            In addition to the Company's defined pension plans, the Company sponsors a defined benefit healthcare plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's expressed intent to limit the Company's exposure to increases in medical inflation to a 10 percent maximum. The Company's policy is to fund the cost of medical benefits in the amount determined at the discretion of management.


            The Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of November 1, 1992. The effect, net of taxes, of adopting Statement 106 on income before extraordinary items, net income and the net periodic postretirement benefit cost for the year ended October 31, 1993 was an increase of $363,000 and a decrease of $4,362,000 and $145,000, respectively. Postretirement benefit cost of $465,000 for the year ended October 31, 1992, which was recorded on a cash basis, has not been restated.

NOTES TO CONSOLIDATED     Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------


             The following table presents the plan's funded status reconciled with amounts recognized in the Company's Consolidated
Balance Sheet at October 31, 1993:



ACCUMULATED POSTRETIREMENT OBLIGATION:
Retirees                                          $(2,913,000)

Active Employees                                   (4,066,000)
                                                  -----------
                                                   (6,979,000)

Plan assets at fair value                               -
                                                  -----------
Accumulated postretirement benefit obligation in
excess of plan assets                              (6,979,000)

Unrecognized prior service cost                         -

Unrecognized net gain                                   -
                                                  -----------
Accrued postretirement benefit cost
included in other long-term liabilities           $(6,979,000)
                                                  ===========

Net postretirement benefit costs for 1993 include the following components:

Service Cost                                      $   300,000

Interest Cost                                         513,000
                                                  -----------
Net periodic postretirement benefit cost          $   813,000
                                                  ===========


             For measurement purposes, a 15 percent annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for 1993; the rate was assumed to decrease gradually to 8 percent by the year 2006 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of October 31, 1993 by $555,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended October 31, 1993 by $77,000.


             The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.75 percent at October 31, 1993.

NOTES TO CONSOLIDATED      Rust-Oleum Corporation and Subsidiaries
- - ---------------------
FINANCIAL STATEMENTS
- - --------------------
OCTOBER 31, 1993 AND 1992
- - -------------------------

        (12) ACQUISITION:
             -----------

               Certain assets of FlorLine Corporation were acquired on January 15, 1993. Rust-Oleum purchased these FlorLine Corporation assets for $424,000 including $200,000 for a covenant not to compete.



        (13) CONTINGENCY:
             -----------

            Rust-Oleum Corporation has been named as a defendant in two civil actions regarding generation of hazardous wastes which were shipped to three waste sites. In the first action, a settlement was made with the U.S. Department of Justice and the U.S. EPA regarding cleanup procedures. It is estimated that the remaining cleanup procedures for two sites will be $22,000,000 of which Rust-Oleum's remaining allocation is approximately $4,000,000. The cash will be paid into a trust fund for the site cleanup over the next 30 years. 1994 payment is expected to be approximately $1,000,000. A final settlement has not been reached in the second civil action nor have specific cleanup costs been determined. Rust-Oleum management believes it has adequately provided for these actions after considering reserves already recorded and coverage of Rust-Oleum's general comprehensive liability insurance.

        (14) ACCRUED EXPENSES:
             ----------------


                                        1993           1992
                                        ----           ----
Accrued compensation                $ 6,828,000     $ 5,975,000

Accrued product liability             6,630,000       7,102,000

Other                                 4,571,000       4,251,000
                                    -----------     -----------
                                    $18,029,000     $17,328,000
                                    ===========     ===========

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
         -------------------------------------------------------------
                           RPM, INC. AND SUBSIDIARIES
                           --------------------------
                                      AND
                                      ---
                             RUST-OLEUM CORPORATION
                             ----------------------




The following unaudited pro forma condensed combined balance sheet as of May 31, 1994, gives effect to the acquisition of Rust-Oleum Corporation by RPM, Inc. and Subsidiaries as if the acquisition occurred on May 31, 1994. The following unaudited pro forma condensed statement of income combines the condensed statement of income of RPM, Inc. and Subsidiaries and Rust-Oleum Corporation for the year ended May 31, 1994, assuming the purchase of Rust-Oleum Corporation had been consummated as of June 1, 1993. The pro forma information is based on the historical financial statements of RPM, Inc. and Subsidiaries and Rust-Oleum Corporation giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.


The pro forma statements have been prepared by RPM, Inc. and Subsidiaries management based upon the financial statements of Rust-Oleum Corporation included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in
effect on the dates indicated or which may be obtained in the future.   The pro
forma financial statements should be read in conjunction with the audited financial statements and notes of Rust-Oleum Corporation contained elsewhere herein.

                          PRO FORMA CONDENSED COMBINED
                          ----------------------------
                           BALANCE SHEET (UNAUDITED)
                           -------------------------
                                  MAY 31, 1994
                                  ------------

                    (In thousands except per share amounts)

                                              RPM, Inc. and
                                              Subsidiaries   Rust-Oleum       Pro Forma         Pro Forma
                  ASSETS                      (As Reported)  Corporation     Adjustments        Combined
                  ------                       -----------   -----------     -----------        --------

Current Assets                                                               (c)$ 176,500
  Cash and short-term cash investments           $ 18,370     $  1,381       (b) (176,500)     $ 19,751
   Marketable securities, at cost                   7,029                                         7,029
   Trade accounts receivable                      162,256       35,238                          197,494
   Inventories                                    130,487       15,978       (c)    4,500       150,965
   Prepaid expenses and other current assets       16,388       13,587                           29,975
                                                 --------     --------          ---------      --------

      Total current assets                        334,530       66,184              4,500       405,214
                                                 --------     --------          ---------      --------

                                                                             (b)  176,500
Investment in Subsidiaries                                                   (c) (176,500)

Property, Plant and Equipment, At Cost            263,194       53,977       (c)   32,000       349,171
  Less:  Accumulated depreciation                 112,160       29,413                          141,573
                                                 --------     --------          ---------      --------

      Property, plant and equipment, net         151,034        24,564             32,000       207,598
                                                --------      --------          ---------      --------

Other Assets
   Goodwill, net                                  111,598                    (c)   85,000       196,598
   Other intangible assets, net                    25,328        2,092       (c)   37,265        64,685
   Equity in unconsolidated affiliates             12,509                                        12,509
   Other                                           25,839        1,337                           27,176
                                                 --------     --------          ---------      --------

      Total other assets                          175,274        3,429            122,265       300,968
                                                 --------     --------          ---------      --------

Total Assets                                     $660,838     $ 94,177          $ 158,765      $913,780
                                                 ========     ========          =========      ========

                          PRO FORMA CONDENSED COMBINED
                          ----------------------------
                           BALANCE SHEET (UNAUDITED)
                           -------------------------
                                  MAY 31, 1994
                                  ------------
                    (In thousands except per share amounts)

                                                RPM, Inc. and
                                                 Subsidiaries   Rust-Oleum        Pro Forma    Pro Forma
                                                (As Reported)   Corporation      Adjustments   Combined
                                                 -----------    -----------      -----------   --------
    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------

Current Liabilities
   Notes and accounts payable                     $ 49,109          $ 10,211       $            $ 59,320
   Current portion of long-term debt                 1,196                                         1,196
   Accrued compensation and benefits                24,492            19,219                      43,711
   Accrued warranty and loss reserves               12,978             5,071                      18,049
   Other accrued liabilities                        18,042             4,253                      22,295
   Income taxes payable                              1,719             1,070                       2,789
                                                  --------          --------        --------    --------

          Total current liabilities                107,536            39,824                     147,360
                                                  --------          --------        --------    --------

Long-Term Debt, Less Current Maturities            233,039            20,000    (a)  176,500     429,539
                                                  --------          --------        --------    --------

Deferred Income Taxes and Other                      5,787             2,118    (c)   14,500      22,405
                                                  --------          --------        --------    --------

Shareholders' Equity
   Common shares                                     1,291               712    (c)  (   712)      1,291
   Paid-in capital                                 146,109             6,309    (c)  ( 6,309)    146,109
   Cumulative translation adjustment                (2,290)             (329)   (c)      329      (2,290)
   Retained earnings                               169,366            25,543    (c)  (25,543)    169,366
                                                  --------          --------         -------    --------

          Total shareholders' equity               314,476            32,235         (32,235)    314,476
                                                  --------          --------        --------    --------

Total Liabilities And Shareholders' Equity        $660,838          $ 94,177        $158,765    $913,780
                                                  ========          ========        ========    ========

(a)       Reflects additional debt associated with the acquisition
(b)       Reflects the purchase of Rust-Oleum Corporation for cash
(c)       Reflects the adjustment to fair value for the assets acquired

                          PRO FORMA CONDENSED COMBINED
                          ----------------------------
                        STATEMENT OF INCOME (UNAUDITED)
                        -------------------------------
                        FOR THE YEAR ENDED MAY 31, 1994
                        -------------------------------

                    (In thousands except per share amounts)

                                               RPM, Inc. and
                                               Subsidiaries      Rust-Oleum           Pro Forma         Pro Forma
                                               (As Reported)     Corporation         Adjustments         Combined
                                                -----------      -----------         -----------         --------
Net Sales                                         $815,598          $140,247         $                   $955,845
Cost of Sales                                      476,146            77,170       (b)     2,100          555,416
                                                  --------          --------            --------         --------
Gross Profit                                       339,452            63,077             ( 2,100)         400,429
Selling, General and Administrative Expenses       237,931            49,941       (c)     3,125          290,997
Interest Expense, Net                               13,427             1,774       (a)     8,025           23,226
                                                  --------          --------            --------         --------
Income From Continuing Operations Before
   Income Taxes                                     88,094            11,362             (13,250)          86,206
Provision for Income Taxes                          35,454             4,291       (d)   ( 4,200)          35,545
                                                  --------          --------            --------         --------
Income From Continuing Operations                 $ 52,640          $  7,071            $( 9,050)        $ 50,661
                                                  ========          ========            ========         ========


Average Shares Outstanding                          56,717                                                 56,717
                                                    ======                                                 ======

Primary Earnings Per Share                           $.93                                                   $.89
                                                     ====                                                   ====

Fully Diluted Earnings Per Share                     $.89                                                   $.86
                                                     ====                                                   ====

(a) Reflects the incremental interest expense RPM, Inc. would have incurred on the additional debt resulting from the acquisition, along with the refinancing of acquired Rust-Oleum debt, calculated using the applicable borrowing rates during the period.

(b) Reflects the increase in depreciation resulting from adjustments to the fair value of Property, Plant and Equipment.

(c) Reflects the increase in amortization resulting from adjustments to the fair value of intangibles.

(d) Reflects the computation of taxes assuming Rust-Oleum Corporation was included in RPM, Inc. and Subsidiaries federal income tax return for the period and reflects the income tax effects related to the other pro forma adjustments.

                                  SIGNATURES
                                  ----------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                                RPM, INC.



                                                ____________________________
                                                Thomas C. Sullivan, Chairman


DATE:  September 9, 1994


373/06821DGA.306